                              Secretary of State
                       Business Information and Services
                             Suite 315, West Tower
                         2 Martin Luther King Jr. Dr.
                          Atlanta, Georgia 30334-1530


                                                     CONTROL NUMBER:  9605551
                                                     EFFECTIVE DATE:  02/14/1996
                                                     COUNTY        :  FULTON
                                                     REFERENCE     :  0091
                                                     PRINT DATE    :  02/15/1996
                                                     FORM NUMBER   :  0311


NELSON MULLINS RILEY & SCARBOROUGH
L. SCOTT ASKINS, ESQ.
STE 2200, 1201 PEACHTREE ST NE
ATLANTA, GA  30361


                         CERTIFICATE OF INCORPORATION

I, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

                           FORSYTH BANCSHARES, INC.

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

                                     /s/ Lewis A. Massey
                                     --------------------
                                     Lewis A. Massey
                                     Secretary of State


[SEAL]

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                           ARTICLES OF INCORPORATION
                                      OF
                           FORSYTH BANCSHARES, INC.


                                  ARTICLE ONE
                                     NAME
                                     ----

 The name of the corporation is Forsyth Bancshares, Inc. (the "Corporation").

                                  ARTICLE TWO
                                CAPITALIZATION
                                --------------

     The Corporation shall have authority, exercisable by its Board of Directors, to issue up to 10,000,000 shares of common stock, no par value per share (the "Common Stock"), and 1,000,000 shares of series of preferred stock, no par value per share (the "Preferred Stock"), any part or all of such series of Preferred Stock may be established and designated from time to time by the Board of Directors, in such series and with such preferences, limitations, and relative rights as may be determined by the Board of Directors.

                                 ARTICLE THREE
                      INITIAL REGISTERED OFFICE AND AGENT
                      -----------------------------------

     The street address and county of the initial registered office of the Corporation shall be at 400 Colony Square, Suite 2200, 1201 Peachtree Street, N.E., Atlanta, Georgia 30361 (Fulton County). The initial registered agent of the Corporation at such address shall be L. Scott Askins.

                                 ARTICLE FOUR
                                 INCORPORATOR
                                 ------------

     The name and address of the incorporator is as follows:

                    L. Scott Askins, Esq.
                    Nelson Mullins Riley & Scarborough, L.L.P.
                    400 Colony Square, Suite 2200
                    1201 Peachtree Street, N.E.
                    Atlanta, Georgia 30361

                                 ARTICLE FIVE
                      MAILING ADDRESS OF PRINCIPAL OFFICE
                      -----------------------------------

     The mailing address of the initial principal office of the Corporation is as follows:

                    Forsyth Bancshares, Inc.
                    119 West Courthouse Square
                    Cumming, Georgia 30130



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                                  ARTICLE SIX
                       LIMITATION ON DIRECTOR LIABILITY
                       --------------------------------

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a director, except that such liability shall not be eliminated for:

               (i) any appropriation, in violation of the director's duties, of any business opportunity of the Corporation;

               (ii) acts or omissions that involve intentional misconduct or a knowing violation of law;

               (iii) liability under Section 14-2-832 (or any successor provision or redesignation thereof) of the Georgia Business Corporation Code, as amended (the "Code"); and

               (iv) any transaction from which the director received an improper personal benefit.

     If at any time the Code shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Code, as so amended, without further action by the shareholders, unless the provisions of the Code, as amended, require further action by the shareholders.

     Any repeal or modification of the foregoing provisions of this Article Six shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the Corporation for or with respect to any alleged act or omission of the director occurring prior to such a repeal or modification.

     IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation this 14th day of February, 1996.

                                         /s/ L. Scott Askins
                                         -------------------
                                         L. Scott Askins
                                         Incorporator